UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2015
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UNDER ARMOUR, INC.
 ________________________________________________________________________________

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 454-6428
(Former name or former address, if changed since last report)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On March 17, 2015 (the “Closing Date”), Under Armour, Inc. (the “Company”), amended its existing Credit Agreement, dated May 29, 2014, by and among the Company as borrower, JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”) and the other lenders party thereto (the “Credit Agreement”). The amendment to the Credit Agreement (the “Amendment”) provided for an additional $150.0 million of term loan facility borrowings, which were borrowed on the Closing Date, resulting in aggregate term loan borrowings under the Credit Agreement of $400.0 million. The Amendment also increased revolving credit facility commitments available under the Credit Agreement from $400.0 million to $800.0 million, of which the Company borrowed $250.0 million on the Closing Date. These additional borrowings were used to fund, in part, the acquisition discussed in further detail in Item 2.01 below.
Under the Amendment, revolving and/or term loan borrowings may be increased by up to $300.0 million in aggregate, subject to certain conditions as set forth in the Credit Agreement, as amended. Incremental borrowings are uncommitted and the availability thereof will depend on market conditions at the time the Company seeks to incur such borrowings.
The other material terms of the Credit Agreement, as amended, remain unchanged, including but not limited to maturity dates, commitment fees, interest rates, covenants and events of default.
In the ordinary course of their business, the financial institutions party to the Amendment and certain of their affiliates have in the past and/or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates in the ordinary course of their business for which they will receive customary fees or expenses.
The foregoing does not constitute a complete summary of the terms of the Amendment or the Credit Agreement and reference is made to the complete text of the Amendment, which is filed as Exhibit 10.01 hereto and incorporated by reference herein, and the Credit Agreement, which is filed as Exhibit 10.01 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 2, 2014 and incorporated by reference herein.
Item 2.01.     Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed its previously announced acquisition of MyFitnessPal, Inc. (“MFP”), a Delaware corporation (the “Merger”). MFP is now a wholly-owned subsidiary of the Company.

Pursuant to the Agreement and Plan of Merger, dated as of February 3, 2015 (the “Merger Agreement”), among the Company, Marathon Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, MFP and Fortis Advisors LLC, as agent for the stockholders and holders of securities convertible into MFP common stock, each share of MFP common stock and security convertible into or exercisable for MFP common stock (including vested stock options) that was issued and outstanding immediately prior to the effective time of the Merger was converted into a right to receive cash consideration in accordance with the terms of the Merger Agreement. In the case of unvested stock options, vesting of one-half of those options was accelerated (so that such options were converted into the right to receive cash) and the remaining unvested stock options were exchanged for options to purchase shares of the Company’s Class A common stock. The final adjusted transaction value totaled $474.0 million, reflecting the $475 million purchase price as adjusted in accordance with the Merger Agreement to complete the acquisition on a cash free, debt free basis, with MFP’s transaction expenses borne by the selling equityholders of MFP.

The Company funded the Merger through a combination of $250.0 million revolving credit facility borrowings and $150.0 million of term loan facility borrowings under the Amendment referred to Item 1.01 above, as well as cash on hand.

The foregoing does not constitute a complete summary of the terms of the Merger Agreement and reference is made to the complete text of the Merger Agreement, which is filed as Exhibit 2.02 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b)    Pro Forma Financial Information.

The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d)    Exhibits.

Exhibit No.	Exhibit

2.01
Agreement and Plan of Merger, dated as of February 3, 2015, among the Company, Marathon Merger Sub, Inc., MFP and Fortis Advisors LLC (incorporated by reference to Exhibit 2.02 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014).

10.01	Amendment No. 1, dated as of March 17, 2015, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, to the Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: March 17, 2015	By:	/s/ BRAD DICKERSON
Brad Dickerson
Chief Operating Officer and Chief Financial Officer